EXHIBIT 21.1
                                                                 ------------

                        Subsidiaries of the Registrant
                        ------------------------------



                                                            State in Which
                                                             Incorporated
                                                            ---------------

      Connecticut Valley Electric Company Inc. (a) (F1)     New Hampshire

      Vermont Electric Power Company, Inc. (b) (F2)         Vermont

      C.V. Realty, Inc. (a) (F1)                            Vermont

      Central Vermont Public Service Corporation -
         Bradford Hydroelectric, Inc. (a) (F1)              Vermont

      Central Vermont Public Service Corporation -
         East Barnet Hydroelectric, Inc. (a) (F1)           Vermont

      CV Energy Resources, Inc. (a) (F1)                    Vermont

      Catamount Rumford, Inc. (a) (F1)                      Vermont

      Equinox Vermont Corporation (a) (F1)                  Vermont

      Appomattox Vermont Corporation (a) (F1)               Vermont

      Catamount Energy Corporation (a) (F1)                 Vermont

      Catamount Williams Lake, Ltd. (a) (F1)                Vermont

      Catamount Glenns Ferry Corporation                    Vermont

      Catamount Rupert Corporation                             Vermont

      Summersville Hydro Corporation                          Vermont

      Gauley River Management Corporation                Vermont

      SmartEnergy Services, Inc. (a) (F1)                   Vermont

         - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                  (FN)
      (F1)   (a)  Included in consolidated financial statements

      (F2)   (b)  Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02 (v) defining a
                  "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.